REFERENCE 3.5

 SPECIAL MEETING OF THE BOARD OF DIRECTORS TO INCREASE DIRECTORS TO SEVEN AND TO AUTHORIZE 10,000,000 SHARES OF PREFERRED STOCK (WITH MAJORITY SHAREHOLDERS
                                   CONSENT


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                 Special Meeting of the Board of Directors of
                          Nova Pharmaceutical, Inc.

A special meeting of the Board of Directors of Nova Pharmaceutical, Inc. (the "Corporation") was held on May 20, 1999.

The Directors discussed the resignation of John Mann as a Director of the Corporation, whose resignation had previously been accepted by the Board of Directors, and the proposed election of Charles Braden as a Director to replace Mr. Mann.

RESOLVED, that Mr. Charles Braden be elected as a Director of the Corporation.

The Directors discussed the proposed operations of the Corporation and the need for additional members of the Board of Directors to more completely cover said operations. Upon review of financial statements of the Corporation and based upon the above discussions, it is hereby:

RESOLVED, that the Bylaws of the Corporation shall be amended to increase the number of Directors of the Corporation to Seven.

FURTHER RESOLVED, that the officers of the Corporation are authorized to do whatever necessary pursuant to the laws of the state of Nevada to effectuate the necessary amendment.

The Directors discussed the capitalization structure of the Corporation and the need for additional capitalization.

RESOLVED, the Articles of Incorporation shall be amended to authorize a class of preferred shares. The number of authorized preferred shares shall be 10,000,000. The Board of Directors shall be authorized to create series of preferred shares and determine the specific terms of each series of preferred shares as needed.

There being no further business to come before the meeting, upon motion duly made, seconded and unanimously carried, the meeting adjourned.

FURTHER RESOLVED, that the officers of the Corporation are authorized to do whatever necessary pursuant to the laws of the state of Nevada to effectuate the necessary amendment.

Dated:      May 20 , 1999

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                                                /s/ Ralph Mann

                                          Ralph Mann, Director
                                                /s/ James R Ayres

                                          James R Ayres, Director
                                                /s/ Carlos Schmidt

                                          Carlos Schmidt, M.D.,Director

We, the undersigned, being President and Secretary of the corporation, and in pursuance of the Nevada Revised Statutes, do hereby certify that the attached resolution was adopted by the Board of Directors and subsequently written consent of the Shareholders of the Corporation holding 87.8 percent of the outstanding shares of the corporation on the 23 day of May, 1999 was obtained.


Dated this    23rd         day of May, 1999.                /s/ Ralph Mann

                                          Ralph Mann, President
                                                /s/ James R Ayres

                                          James R Ayres, Secretary

State of                )
                  )ss.
County of         )
      On the day of May, 1999, personally appeared before me the President and Secretary of Nova Pharmaceutical, Inc., a Nevada corporation, the signers of the above instrument who duly acknowledged to me that they executed the same on behalf of said corporation pursuant to duly adopted directors' resolution.


                                  NOTARY PUBLIC

                                    Address

My Commission Expires:
SEAL


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                                   CONSENT

Pursuant  to  the  Nevada  Revised   Statutes,   as  amended,   the  undersigned
shareholders holding 87.8% percent of the voting power consent to and authorize the following action:

      That Charles Braden be elected as a Director of the Corporation;

      That the Bylaws shall be amended to indicate that number of Directors of the Corporation by increased to Seven;

      That a class of 10,000,000 Preferred Stock be created; and

      That the officers of the Corporation do whatever necessary pursuant to the laws of the state of Nevada to effectuate the proposed amendments.

                                                                Number of
            Signature                           Date            Shares
/s/ Ralph Mann
                                              5/23/99          5,600,000
Ralph Mann
 /s/ Carol Barquin
                                              5/23/99          4,354,082
Showtime Partners, Carol Barquin, Trustee
/s/ Carlos Schmidt
                                              5/23/99            250,000
Carlos Schmidt M. D.
/s/ Tone Lamkin
                                              5/23/99            500.000
The Gerald Romero Trust, Tone Lamkin, Trustee
/s/ Tone Lamkin
                                              5/23/99            500,000
The Diana Snow Trust, Tone Lamkin, Trustee












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